EXHIBIT 10.1








                      Agreement and Plan of Reorganization

                                 by and between
                       Intercell International Corporation
                              a Nevada corporation
                                       and
                             New Market China, Inc.
                              a Nevada corporation

                          dated: _____________________













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                      AGREEMENT AND PLAN OF REORGANIZATION

                       Intercell International Corporation
                                       and
                             New Market China, Inc.

     This Agreement and Plan of Reorganization ("Agreement"), dated as of __________________, among Intercell International Corporation ("DS"), a Nevada Corporation, New Market China, Inc. ("NMC"), a Nevada Corporation, and the subscribing shareholders of NMC ("NMC Shareholders") who will join this Agreement by execution.


                              W I T N E S S E T H:

     A. WHEREAS, NMC and IIC are corporations duly organized under the laws of the States of Nevada and Nevada.

     B. Plan of Reorganization. The subscribing NMC Shareholders are the owners of 100% of the issued and outstanding common stock of NMC. It is the intention that 100% of the issued and outstanding stock of NMC shall be acquired by IIC in exchange solely for two million shares of common stock of IIC. For federal income tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of SEC 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. Exchange of Shares. IIC and the subscribing NMC Shareholders agree that 100% of the approximately 1,000 common shares issued and outstanding of NMC shall be exchanged with IIC for 2,000,000 shares of the common stock of IIC. The IIC shares, on the closing date, shall be delivered ratably divided to the individual subscribing shareholders of NMC in exchange for their NMC shares as hereinafter set forth.

     D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Nevada Business Corporation Act.

     NOW, THEREFORE, it is agreed among the parties as follows:


                                    ARTICLE I

                                The Consideration

     1.1 Subject to the conditions set forth herein on the "Effective Date" (as herein defined), the subscribing Shareholders of NMC shall exchange all of their shares of NMC (constituting 100% of the issued and outstanding shares of common stock of NMC) for 2,000,000 Common Shares of IIC. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as practicable after joinder in this exchange by NMC Shareholders holding 100% of the outstanding NMC common shares, except that such transaction must be completed on or before September 30, 2006, or this Agreement shall expire unless extended in writing.

     On the Closing Date, all of the documents to be furnished to IIC and NMC, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.



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



     1.2 At the Effective Date, NMC shall become a wholly owned subsidiary of IIC. NMC's shareholders shall receive pro rata shares of voting Common Stock as follows:

       IIC shall issue 2,000,000 of its shares of Common Stock for 100% of the outstanding common shares of NMC to the subscribing shareholders of NMC, ratably according to their interests.

     1.3 If this Agreement is duly executed by the holders of 100% of the outstanding common stock of NMC, subject to the other provisions hereof, it shall become effective, and such date of final execution shall be the effective date of this Agreement.


                                   ARTICLE II

                         Issuance and Exchange of Shares

     2.1 The 2,000,000 shares of Common Stock of IIC shall be issued by it to the subscribing NMC shareholders at Closing fully paid and non-assessable.

     2.2 IIC represents that no outstanding options or warrants for any unissued Common Shares exist,except certain options for common shares still outstanding as listed on Schedule 2.2.

     2.3 The stock transfer books of NMC shall be closed on the Effective Date, and thereafter no transfers of the stock of NMC shall be made. NMC shall appoint an exchange agent ("Exchange Agent"), to accept surrender of the certificates representing the common shares of NMC, and to deliver in exchange for such surrendered certificates, 2,000,000 shares of Common Stock of IIC. The authorization of the Exchange Agent may be terminated by IIC after six months following the Effective Date. Upon termination of such authorization, any shares of NMC and any funds held by the Exchange Agent for payment to NMC shareholders pursuant to this Agreement shall be transferred to IIC or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of NMC are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of IIC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of NMC shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

     2.4 No fractional shares of IIC Common Stock shall be issued as a result of the Agreement. Shares shall be rounded up to nearest whole share.

     2.5 At the Effective Date, each holder of a certificate or certificates representing common shares of NMC, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein. Upon such presentation, surrender, and exchange as provided in this Section 2.5, certificates representing shares of NMC previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of NMC at the Effective Date shall be deemed for all purposes to evidence the right




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to receive the consideration set forth in Section 1.2 of this Agreement.  If the certificates representing shares of NMC have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.


                                   ARTICLE III

                           Representations, Warranties
                     and Covenants of New Market China, Inc.

     No representations or warranties are made by any director, officer, employee or shareholder of NMC as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "NMC Disclosure Statement"), if any. NMC hereby represents, warrants and covenants to IIC except as stated in the NMC Disclosure Statement, as follows:

     3.1 NMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Certificate of Incorporation and Bylaws of NMC are complete and accurate, and the minute books of NMC contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of NMC.

     3.2 The aggregate number of shares which NMC is authorized to issue is 10,000,000 shares of common stock of which 1,000 shares are issued and outstanding.

     3.3 NMC has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by NMC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of NMC.

     3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by NMC's Board of Directors.

     3.6 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the executive officers of NMC, threatened against NMC or affecting any of its assets or properties, and to the knowledge of NMC' officers, NMC is not in any material breach or violation of or default under any contract or instrument to which NMC is a party, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to NMC.

     3.7 The representations and warranties of NMC shall be true and correct as of the date hereof and as of the Effective Date.

     3.8 No representation or warranty by NMC in this Agreement, the NMC Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.




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



     3.9 To the knowledge of the executive officers of NMC, all trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of NMC' business, whether registered or unregistered (collectively the "Proprietary Rights") are owned by NMC. To the knowledge of the executive officers of NMC, NMC created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the Proprietary Rights stand solely in the name of NMC and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to the executive officers of NMC, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of the executive officers of NMC, NMC's ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of the executive officers of NMC, threatened to the effect that the operations of NMC infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of the executive officers of NMC there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending, or to the knowledge of the executive officers of NMC, threatened to the effect that any such Proprietary Rights owned or licensed by NMC, or which NMC otherwise has the right to use, is invalid or unenforceable by NMC.

     3.10 (i) NMC has not received notice of any material violation of or investigation relating to any environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by NMC that has not been fully and finally resolved; (ii) to the knowledge of the executive officers of NMC, all permits, licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws"), including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants") have been obtained; (iii) to the knowledge of the executive officers of NMC, no conditions exist on, in or about the properties now or previously owned or operated by NMC or any third-party properties to which any Pollutants generated by NMC were sent or released that could give rise on the part of NMC to material liability under any Environmental Laws, material claims by third parties under Environmental Laws or under common law or the occurrence of material costs to avoid any such liability or claim; and (iv) to the knowledge of the executive officers of NMC, all operators of NMC's assets are in material compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to NMC's assets.

     3.11 NMC shall deliver at closing to IIC audited financial statements of NMC dated December 31, 2005 and interim unaudited financial statements. All such statements, herein sometimes called "NMC Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of NMC for the periods indicated. All financial statements of NMC will have been prepared in accordance with generally accepted accounting principles.


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     3.12 Since the dates of the NMC Financial  Statements,  there have not been any material adverse changes in the business or condition, financial or otherwise, of NMC. NMC does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of NMC dated June 30, 2006 (whether accrued, absolute, contingent or otherwise).


                                   ARTICLE IV

                  Representations, Warranties and Covenants of
                       Intercell International Corporation

     No representations or warranties are made by any director, officer, employee or shareholder of IIC as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

     IIC hereby represents, warrants and covenants to NMC and its shareholders, except as stated in the IIC Disclosure Statement, as follows:

     4.1 IIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of IIC, copies of which have been delivered to NMC, are complete and accurate, and the minute books of IIC contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of IIC.

     4.2 The aggregate number of shares which IIC is authorized to issue is 100,000,000 shares of common stock, of which 23,836,323 shares of such common stock are issued and outstanding, fully paid and non-assessable, at the Closing under this Agreement. IIC will have, on the Closing Date, only those outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock as described on
Schedule 4.2 hereof. One million shares of Series A Preferred Stock of IIC is outstanding as of date hereof, and a total of ten million shares of Preferred (all series) is authorized.

     4.3 IIC has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by IIC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of IIC.

     4.5 The execution of this Agreement has been duly authorized and approved by the Board of Directors of IIC.

     4.6 IIC has delivered to NMC unaudited financial statements of IIC dated June 30, 2006. All such statements, herein sometimes called "IIC Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of IIC for the periods indicated. All statements of IIC will have been prepared in accordance with generally accepted accounting principles.




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     4.7 Since the dates of the IIC  Financial  Statements,  there have not been any material adverse changes in the business or condition, financial or otherwise, of IIC. IIC does not have any material liabilities or obligations, secured or unsecured except as shown on the Schedules attached as Schedule 4.7, excluding fees and costs related to this transaction.

     4.8 There are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of IIC, threatened against IIC or affecting any of its assets or properties, and IIC is not in any material breach or violation of or default under any contract or instrument to which IIC is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by IIC under any contract or other instrument to which IIC is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to IIC, except there are certain judgments, all but one of which are in the process of being released, as listed on Schedule 4.8.

     4.9 IIC shall not enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition except pursuant to the proposed minutes of the Board of Directors of IIC presented herewith for approval by NMC.

     4.10 The representations and warranties of IIC shall be true and correct as of the date hereof and as of the Effective Date.

     4.11 IIC corporate books and records are true records of its actions. IIC will also deliver to NMC on or before the Closing Date any reports relating to the financial and business condition of IIC which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

     4.12 IIC has no employee benefit plan in effect at this time

     4.13 IIC is current in its filing obligations under the federal securities laws. No report filed by IIC with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading, and all such reports comply as to form and substance in all material respects with all applicable SEC requirements.

     4.14 IIC agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of NMC and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and IIC expressly assumes such indemnification obligations of NMC.


                                    ARTICLE V

              Obligations of the Parties Pending the Effective Date

     5.1 At all times prior to the Effective Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may


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provide the other parties with information  which is confidential or proprietary information. The recipient of such information shall at all times protect such information from disclosure, other than disclosure required by rule, regulation, or law, other than to members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or
proprietary  information  from  unauthorized   disclosure,   and  not  use  such
information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

     5.2 IIC and NMC shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

     5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.


                                   ARTICLE VI

                             Procedure For Exchange

     6.1 At the Closing Date, the exchange shall be effected within 4 business days after receipt by M. A. Littman, as attorney for IIC, of the NMC common stock certificates representing 100% of the issued and outstanding common stock of NMC, together with the signed Exchange Agreements, containing the information necessary to issue the 2,000,000 common shares of IIC to the exchanging shareholders of NMC, by instructing the transfer agent of IIC to issue the new certificates and sending the certificates of IIC by Federal Express to the exchanging shareholders.


                                   ARTICLE VII

                           Conditions Precedent to the
                          Consummation of the Exchange

     The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:




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     7.1  NMC  and  IIC  shall  have  performed  and  complied  with  all of its respective obligations hereunder which are to be complied with or performed on or before the Effective Date and IIC and NMC shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

     7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of NMC duly and properly called for such purpose in accordance with the applicable laws.

     7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

     7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for NMC and IIC.

     7.5 The representations and warranties made by NMC and IIC in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

     7.6 IIC shall furnish NMC with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of IIC, approving this Agreement and the transactions contemplated by it, including the authorization of the Common Shares.


                                  ARTICLE VIII

                           Termination and Abandonment

     8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Effective
Date:

          (a) By mutual consent of NMC and IIC;

          (b) By NMC, or IIC, if any condition set forth in Article VII relating to the other party has not been met by the effective date or has not been waived in writing by the other party;



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



          (c) By NMC, or IIC, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

          (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

          (e) By any party if the Agreement Effective Date is not within 30 days from the date hereof, or if the Closing Date passes without performance.

     8.2 Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.


                                   ARTICLE IX

                        Termination of Representation and
                        Warranties and Certain Agreements

     9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished four years after the Effective Date of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.


                                    ARTICLE X

                                  Miscellaneous

     10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

     10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     10.4 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of NMC.

     10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

  To: New Market China, Inc.:                14860 Montfort Drive, Suite 210
                                             Dallas, TX  75254


  To: Intercell International Corporation:   370 17th Street, Suite 3290
                                             Denver, CO 80202

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     10.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of NMC and IIC. However, either NMC or IIC may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

     10.7 One director of IIC shall resign effective at closing. The Board of Directors of IIC shall appoint the following individuals to the Board of Directors of IIC concurrent with the closing of the transaction contemplated in this Agreement:

         Philip Rauch
         Philip Verges

     10.8 Within five days after the date of this Agreement, the shareholders of NMC holding a total of 100% of the issued and outstanding shares of NMC shall join this Agreement by execution of the signature page hereon. In the event this provision is not complied within the time specified, this Agreement and Plan of Reorganization shall be null and void and all agreements terminated.

     10.9 It is a condition of Closing under this Agreement that IIC shall remain listed in good standing on the OTCBB as of Closing date.

     10.10 Officers of IIC shall resign effective at closing, and the Board shall appoint Philip Verges and Philip Rauch as President and Secretary, respectively.







                [Balance of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have set their hands and seals this ____ day of _____________, 2006.

                       Intercell International Corporation

                        By:
                          --------------------------------------------
                          President


Attest:
       -------------------------------------
        Secretary


                             New Market China, Inc.

                        By:
                          --------------------------------------------
                          President


Attest:
       -------------------------------------
        Secretary



New Market China, Inc. SHAREHOLDERS (by signature below or pursuant to execution of the Exchange Agreement and Representations incorporating this Agreement by reference.)


Signatures                 Please Print Names        # of Shares

1______________________    ______________________    ________________

2______________________    ______________________    ________________

3______________________    ______________________    ________________

4______________________    ______________________    ________________

5______________________    ______________________    ________________

                                  Schedule 2.2

                       INTERCELL INTERNATIONAL CORPORATION

                        OUTSTANDING OPTIONS AND WARRANTS




Outstanding Equity Instrument                Number of Shares
-------------------------------------        ----------------------

Warrants                                          7,425,000

Stock Options under the Intercell
International Corporation 1995
Compensatory Stock Option Plan                    4,880,550

                                  Schedule 4.2

                       INTERCELL INTERNATIONAL CORPORATION

                         OUTSTANDING EQUITY INSTRUMENTS



Outstanding Equity Instrument                Number of Shares
-------------------------------------        ----------------------


Warrants                                        7,425,000

Stock Options under the Intercell
International Corporation 1995
Compensatory Stock Option Plan                  4,880,550

Preferred Shares                                1,000,000*









-----------
* Preferred Shares are to be issued upon closing of the transaction.












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